UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 3, 2009
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Resignation of Director
     On September 3, 2009, Dean S. Adler notified the Board of Directors (the “Board”) of Developers Diversified Realty Corporation (the “Company”) of his intention to resign as a Director of the Company and from the Board’s Dividend Declaration Committee effective immediately. Mr. Adler noted that his resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     Election of New Director
     On September 9, 2009, the Board appointed James C. Boland to serve as a new Director of the Company. Mr. Boland will serve for an initial term ending at the Company’s 2010 Annual Meeting of Shareholders to fill the vacancy created by Mr. Adler’s resignation. Mr. Boland was also appointed to the Audit Committee of the Board.
     Mr. Boland spent 34 years with Ernst & Young LLP. He joined Ernst & Young in 1964 after spending two years as an officer in the United States Army. He became a partner with Ernst & Young in 1976 and served as a member of the firm’s management committee from 1988 to 1997. Mr. Boland also had operating responsibility as Vice Chairman and Regional Managing Partner of Ernst & Young’s Central Region from 1988 to 1996. After Ernst & Young, he served as President, Chief Executive Officer and Vice Chairman of the Cavaliers Operating Company from 1998 to 2007.
     Mr. Boland currently serves on the Boards of Directors of The Sherwin-Williams Company where he chairs the Audit Committee and serves on the Nominating and Corporate Governance Committee; Invacare Corporation where he is lead director, chairs the Governance and Compensation and Management Development Committees and serves on the Audit Committee; and The Goodyear Tire & Rubber Company where he is the lead director, chairs the Audit Committee and serves on the Governance Committee.
     As a non-employee director, Mr. Boland will receive compensation in the same manner as the Company’s other non-employee directors. In August 2009, the Board increased the annual retainer for non-employee directors to $125,000 and established the additional annual retainers for service on the Board as follows: Lead Director, $50,000; Audit Committee, $25,000 (Chair, $40,000); Executive Compensation Committee, $25,000 (Chair, $40,000); Nominating and Corporate Governance Committee, $20,000 (Chair, $30,000); Executive Committee, $25,000; and Dividend Committee, $10,000.
     The Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Boland. The Indemnification Agreement is in the same form as the indemnification agreement for directors that the Company previously reported the Board had approved on a Current Report on Form 8-K filed with the SEC on April 7, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Joan U. Allgood
Executive Vice President — Corporate Transactions and Governance

Date: September 10, 2009